UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry Into a Materially Definitive Agreement.

Palmetto Agreement

On April 30, 2021, but effective March 1, 2021 (the “Palmetto Effective Time”), SEP Holdings IV, LLC (“SEP IV”), a wholly-owned subsidiary of Evolve Transition Infrastructure LP (the “Partnership”) entered into a purchase agreement (the “Palmetto Agreement”) with Westhoff Palmetto LP (“Palmetto Buyer”), pursuant to which SEP IV sold to Palmetto Buyer specified wellbores and other associated assets located in Gonzales and Dewitt Counties, Texas (the “Palmetto Assets”) for a base purchase price of approximately $11.5 million, which remains subject to customary post-closing adjustments (the “Palmetto Divestiture”). Pursuant to the Palmetto Agreement, other than a limited amount of retained obligations, Palmetto Buyer has agreed to assume all obligations relating to the Palmetto Assets that arose on or after the Palmetto Effective Time. The Palmetto Agreement contains customary representations and warranties by SEP IV and Palmetto Buyer, and SEP IV and Palmetto Buyer have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations. The Palmetto Divestiture closed simultaneously with the execution of the Palmetto Agreement on April 30, 2021.

The foregoing description of the Palmetto Agreement does not purport to be complete and is qualified in its entirety by the full text of the Palmetto Agreement, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Maverick Agreement

On April 30, 2021, but effective March 1, 2021 (the “Maverick Effective Time”), SEP IV entered into a purchase agreement (the “Maverick Agreement”) with Bayshore Energy TX LLC (“Maverick Buyer”), pursuant to which SEP IV sold to Maverick Buyer specified wellbores and other associated assets located in Zavala County, Texas (the “Maverick 1 Assets”) for a base purchase price of approximately $2.8 million, which remains subject to customary post-closing adjustments (the “Maverick 1 Divestiture”). Pursuant to the Maverick Agreement, other than a limited amount of retained obligations, Maverick Buyer has agreed to assume all obligations relating to the Maverick 1 Assets that arose on or after the Maverick Effective Time. The Maverick Agreement contains customary representations and warranties by SEP IV and Maverick Buyer, and SEP IV and Maverick Buyer have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations. The Maverick 1 Divestiture closed simultaneously with the execution of the Maverick Agreement on April 30, 2021.

The foregoing description of the Maverick Agreement does not purport to be complete and is qualified in its entirety by the full text of the Maverick Agreement, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Maverick Letter Agreement

On April 30, 2021, SEP IV entered into a letter agreement (the “Maverick Letter Agreement”) with Maverick Buyer pursuant to which SEP IV agreed to sell additional other specified wellbores and other associated assets located in Zavala and Dimmit Counties, Texas (the “Maverick 2 Assets”) for a base purchase price of approximately $1.4 million, which will also be subject to customary post-closing adjustments (the “Maverick 2 Divestiture”). The closing of the Maverick 2 Divestiture is conditioned upon SEP IV obtaining certain consents and complying with other preferential rights related to the Maverick 2 Assets. Once SEP IV has satisfied such conditions, SEP IV and Maverick Buyer will enter in a purchase agreement with respect to the Maverick 2 Assets. The Maverick 2 Divestiture is expected to close during the second quarter of 2021.

The foregoing description of the Maverick Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Maverick Letter Agreement, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Warrant Amendment

As previously disclosed, on August 2, 2019, the Partnership issued that certain Warrant Exercisable for Junior Securities to Stonepeak Catarina Holdings LLC (“Stonepeak”), which was amended by Amendment No. 1 to Warrant Exercisable for Junior Securities, dated February 24, 2021 (as amended, the “Warrant”). The Warrant may be exercised at any time and from time to time until the later of August 2, 2026 and the date 30 days after the date on which all of the Class C Preferred Units representing limited partner interests in the Partnership (“Class C Preferred Units”) have been redeemed for a number of Junior Securities (as such term is defined in the Warrant) equal to 10% of each applicable class of Junior Securities then outstanding as of the exercise date.

As previously disclosed, on November 16, 2020, the Partnership and Stonepeak entered into a letter agreement (the “Stonepeak Letter Agreement”), and in accordance with the Stonepeak Letter Agreement, on April 30, 2021, the Partnership received written notice of Stonepeak’s election to receive distributions on the Class C Preferred Units for the quarter ended March 31, 2021 in common units representing limited partner interests in the Partnership (“Common Units”). In accordance with the Stonepeak Letter Agreement, the Partnership will issue 13,763,249 Common Units (the “Q121 Stonepeak Units”) to Stonepeak on May 20, 2021.

As previously disclosed, the Partnership’s Long-Term Incentive Plan, effective March 6, 2015 (the “LTIP”), provides that upon the issuance of additional Common Units from time to time, the maximum number of Common Units that may be delivered or reserved for delivery with respect to the LTIP shall be automatically increased (such increase, the “LTIP Increase”) by a number of Common Units equal to the lesser of (i) fifteen percent (15%) of such additional Common Units, or (ii) such lesser number of Common Units as determined by the board of directors of Evolve Transition Infrastructure GP LLC, the Partnership’s general partner (the “General Partner”). On May 4, 2021, the Board determined that the LTIP Increase with respect to the Q121 Stonepeak Units will be fifteen percent (15%).

On May 4, 2021, the Partnership and Stonepeak entered into Amendment No. 2 to Warrant Exercisable for Junior Securities (the “Warrant Amendment”) to exclude from the Warrant the 2,064,487 Common Units included in the LTIP Increase resulting from the issuance of the Q121 Stonepeak Units.

The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by the full text of the Warrant Amendment, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 29, 2021, the Partnership received notice (the “2021 Notice”) from NYSE American LLC (“NYSE American”) that the Partnership was not in compliance with the continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(ii) applies if a listed company has unitholders’ equity of less than U.S. $4.0 million and has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Partnership can regain compliance under Section 1003(a)(ii) of the Company Guide, as well as under Section 1003(a)(i), as previously disclosed, under the compliance plan approved by the NYSE American on June 25, 2020, which granted the Partnership a plan period through October 3, 2021. The Partnership is not required to submit an additional plan to NYSE American with respect to Section 1003(a)(ii). Receipt of the 2021 Notice does not affect the Partnership’s business, operations, financial or liquidity condition, or reporting requirements with the SEC.

Item 8.01Other Events.

On May 4, 2020, the Partnership issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 8.01 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated May 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
By: Evolve Transition Infrastructure GP LLC, its general partner

Date: May 4, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary